Exhibit 10.8

STOCK OPTION AGREEMENT

DATED effective as of the January 15, 2021

THIS AGREEMENT is made

BETWEEN:

Far Resources Ltd., a company incorporated under the laws of British Columbia and having its head office located at #510 - 580 Hornby Street, Vancouver, BC, V6C 3B6; (the “Company”)

AND:	David Edmondson, 5761 Quarry Cresc., Nanaimo, BC, V9T 6H9

(the “Optionee”)

BACKGROUND:

A.	The Company wishes to grant to the Optionee an option to purchase Shares in the equity of the Company in accordance with the Company’s Stock Option Plan (the “Plan”); and

B.	The Optionee wishes to accept the option to purchase Shares in the equity of the Company under the terms of the Plan.

TERMS OF AGREEMENT:

In consideration of the premises and the covenants, agreements, representations, warranties, and payments contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged the parties agree with each other as follows:

1.	Grant of Option. The Company grants to the Optionee, under the provisions of the Plan and on the terms and conditions set out in this Agreement and in the Plan, an irrevocable right and option (the “Option”) to purchase, from time to time, up to 250,000 Shares (the “Option Shares”) as fully paid and non-assessable at the Option Price of CAD $0.145 per Option Share.

2.	Term of Option. Subject to the terms, conditions, and restrictions set forth in this Agreement, the term of this Option will expire at 5:00 p.m. Vancouver time on January 15, 2026 (the “Expiry Date”), unless terminated earlier under Section 9

3.	Tax Implications. The acceptance and exercise of the Option and the sale of Option Shares issued pursuant to the exercise of the Option may have consequences under applicable tax and securities laws, which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisors in connection with this Agreement and the Optionee’s dealings with respect to the Option or the Option Shares issued pursuant to the exercise of the Option.

4.	Expiry. The Option will, after 5:00 p.m. (Vancouver Time) on the Expiry Date, expire and be of no further force or effect as to any Option Shares in respect of which the Option has not been exercised.

5.	Exercise of Option. Subject to the provisions of this Agreement and the Plan, the Optionee or the Optionee’s legal personal representative(s) may exercise the Option or a portion of the Option from time to time by completing the Option Exercise Form attached to this Agreement and delivering such form to the Company at its head office. The Option Exercise Form must be completed in its entirety and must be accompanied by 1) this Agreement and 2) payment in full for the Option Shares being purchased, in cash or by certified cheque, bank draft or money order payable to the Company.

6.	Restrictions on Transfer. The Option is non-assignable and non-transferable and, except in the case of the Optionee’s death, is exercisable only by the Optionee; provided that, subject to the prior approval of the Company’s Board of Directors and, if necessary, the Exchange, the Optionee may assign the Option to a company of which all of the voting securities are beneficially owned by the Optionee, which ownership will continue for as long as any portion of the Option remains unexercised.

7.	Eligibility. The Optionee and the Company represent that the Optionee is either a Director, Officer, Employee, or Consultant of the Company or an Affiliate, or a company of which all of the voting securities are beneficially owned by one or more of the foregoing (an “Eligible Person”).

8.	No Inducement Offered. The Optionee represents that he or she has not been induced to enter into this Agreement by the expectation of employment or continued employment or retention or continued retention by the Company or any Affiliate.

9.	Exercise after Certain Events. The Option will terminate under the following circumstances:

(a)	If the Optionee is an Employee or Consultant and is neither a Director nor Officer and ceases to be an Employee or Consultant by reason of termination of employment of the Employee for cause or termination of engagement of the Consultant for breach, the Option will terminate on the effective date of the Optionee ceasing to be an Employee or Consultant for that reason.

(b)	If the Optionee dies, the Optionee’s personal representative or administrator will have the right to exercise in whole or in part any unexercised Option at any time until the earlier of (a) the Expiry Date and (b) the date that is one year after the date of the Optionee’s death.

(c)	If the Optionee ceases to be an Eligible Participant for any reason other than as set out in subsections 9(a) or (b), the Option will terminate on the earlier of:

i.	the Expiry Date; and

ii.	the date that is 90 days after the effective date of the Optionee ceasing to be an Eligible Participant for that other reason.

(d)	Notwithstanding subsection 9(c) hereof, if the Optionee is an Employee who is engaged in investor relations activities (within the meaning of the Exchange’s policies) and is neither a Director nor an Officer, the Option will terminate on the earlier of

i.	the Expiry Date; and

ii.	the date that is 30 days after the date on which the Optionee ceases to provide services to the Company or any Affiliate.

(e)	If the Optionee ceases to be one type of Eligible Participant but concurrently is or becomes one or more other type of Eligible Participant, the Option will not terminate but will continue in full force and effect and the Optionee may exercise the Option until the earlier of 9(a) the Expiry Date and 9(b) the applicable date set forth in subsection 9(a), (b), (c) or (d) where the Optionee ceases to be any type of Eligible Participant.

(f)	The Option will not be affected by any change of the Optionee’s employment where the Optionee continues to be employed by the Company or an Affiliate.

10.	No Right to Employment. Neither this Agreement nor the Plan confers on the Optionee the right to continue in the employ or service of or association with the Company or any Affiliate, nor do they interfere in any way with the right of the Optionee or the Company or any Affiliate to terminate the Optionee’s employment, office or engagement at any time.

11.	Adjustments for Alterations in Share Capital. Reference is made to the Plan for particulars of the rights and obligations of the Optionee and the Company in respect of:

(a)	the terms and conditions on which the Option is granted;

(b)	a consolidation or subdivision of the Company’s share capital or an amalgamation or merger;

all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

12.	The Plan. The Company will give a copy of the Plan to the Optionee on request. The Plan is hereby incorporated by reference and made a part of this Agreement.

13.	Approvals. This Agreement and any amendments are subject to:

(a)	the provisions of the Plan; and

(b)	the acceptance of the Exchange.

14.	Time. Time is of the essence of this Agreement.

15.	Binding. This Agreement will enure to the benefit of and be binding on the Company and its successors, and the Optionee and, to the extent provided in subsection 9(b) of this Agreement, the Optionee’s personal representative(s).

16.	Definitions. Capitalized terms not otherwise defined in this Agreement have the same meaning as set out in the Stock Option Plan.

17.	Governing Law. This Agreement will be governed by the laws of the Province of British Columbia and the applicable federal laws of Canada.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

FAR RESOURCES LTD.

Per:
Authorized Signatory

DAVID EDMONDSON

Per:
Authorized Signatory

OPTION EXERCISE FORM

TO BE COMPLETED IF OPTIONS ARE TO BE EXERCISED

TO: FAR RESOURCES LTD.

#510-580 Hornby Street, Vancouver, BC, V6C 3B6
Attention: Frances Murphey

The undersigned wishes to exercise ___________________ Options of Far Resources Ltd. at an exercise price of CAD $0.145 per Share for a total amount tendered of $ ___________ according to the terms and conditions set forth in this Option Agreement.

INCLUDE THE FOLLOWING DOCUMENTS:
☐	Fully completed Option Exercise Form

☐	Option Agreement

☐	Payment in full for Option Shares being purchased in cash or by certified cheque, bank draft or money order payable to Far Resources Ltd.

Address for Delivery of Shares:

Attention:

If Shares are to be issued DRS please
indicate to what e-mail address you wish
the DRS statement delivered.

Dated at	, this	day of	, 20

Optionee’s Name

Authorized Signature

Title (if applicable)